SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2008

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with its offering of senior unsecured notes, Inergy, L.P. (the “Partnership”) is providing the following supplemental information, which is contained in offering materials: (i) borrowings of approximately $128.0 million under the Partnership’s revolving acquisition credit facility incurred after December 31, 2007 which were primarily incurred to finance our recent acquisitions and capital expenditures made in connection with internal growth projects related to midstream assets bringing the as adjusted balance under the revolving acquisition credit facility to $249.0 million through April 22, 2008; (ii) the repayment of seasonal working capital borrowings under the revolving credit facility of approximately $82.5 after December 31, 2007, bringing the as adjusted balance under the revolving working capital credit facility to $0.0 as of April 22, 2008; (iii) that despite a challenging propane operating environment throughout the winter with record high wholesale propane costs resulting in customer conservation, Adjusted EBITDA is expected to approximate $240 million for the full fiscal year ended September 30, 2008 which represents the midpoint of the previously disclosed guidance; and (iv) a ratio of earnings to fixed charges of 3.36x for the quarter ended December 31, 2007.

This report contains forward-looking statements, which are statements that are not historical in nature. Forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions, the general level of petroleum product demand and the availability of propane supplies, the price of propane to the consumer compared to the price of alternative and competing fuels, the demand for high deliverability natural gas storage capacity in the Northeast, our ability to successfully implement our business plan, the outcome of rate decisions levied by the Federal Energy Regulatory Commission, our ability to generate available cash for distribution to unitholders, and the costs and effects of legal, regulatory and administrative proceedings against us or which may be brought against us. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission.

Item 8.01	Other Events

On April 23, 2008, the Partnership and Inergy Finance Corp. issued a press release announcing that they intend to sell in a private placement to eligible purchasers $150 million in aggregate principal amount of additional 8 1/4 % senior unsecured notes due 2016. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 23, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: April 23, 2008	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Sr. Vice President - General Counsel and Secretary

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